REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTING FIRM



Board of Directors
The New Ireland Fund, Inc.


In planning and performing our audit of
the financial statements of The New
Ireland Fund, Inc. for the year ended
October 31, 2004, we considered its
internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of The New Ireland Fund,
Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected. Also,
projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight
Board (United States).  A material
weakness is a condition in which the
design or operation of the specific
internal control components does not
reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2004.

This report is intended solely for the
information and use of management, the
Board of Directors of The New Ireland
Fund, Inc., and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.




New York, New York
November 29, 2004